UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2005

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19551	47-0728886
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

9719 Estate Thomas Havensight

St. Thomas, U.S. Virgin Islands 00802

(Address of principal executive offices and zip code)

(340) 777-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Adoption of 2005 Restricted Stock and Incentive Plan

On May 18, 2005 the shareholders of Atlantic Tele-Network, Inc. (the “Company”), upon the recommendation of the Company’s Board of Directors, approved the Company’s 2005 Restricted Stock and Incentive Plan (the “2005 Plan”) which was adopted by the Board of Directors on March 11, 2005. The 2005 Plan became effective on May 18, 2005 and will terminate upon the earlier of the tenth anniversary thereof or the date on which all of the shares available for issuance under the 2005 Plan have been issued pursuant to any awards.

The Board believes that the 2005 Plan will enable the Company to motivate and reward superior performance on the part of its officers and key employees and thereby retain and attract individuals of superior ability. The 2005 Plan provides for the issuance of up to 250,000 shares of the Company’s common stock, representing approximately 5% of the Company’s outstanding common stock. The 2005 Plan is incremental to the Company’s existing 1998 Stock Option Plan (the “Option Plan”). The Board believes that the ability of the Compensation Committee to grant options under the Option Plan, or restricted shares under the 2005 Plan, provides flexibility in compensation management. At this time, the Board and the Compensation Committee believe that restricted stock grants are preferable to the grant of options taking into account anticipated changes in accounting rules. More importantly, while both restricted stock grants and options provide incentives for long-term growth, the Board and the Compensation Committee believes that adding restricted stock grants to the compensation mix at this time will better align the interests of the grant recipients with stockholders resulting from bearing the risks of current ownership and access to cash dividends.

Provisions have been included in the 2005 Plan to meet the requirements for deductibility of executive compensation for purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) with respect to certain grants permitted under the 2005 Plan as performance-based compensation, though not all grants will so qualify. The 2005 Plan provides the flexibility to provide for the grant of restricted stock, subject to vesting, the grant of the right to purchase restricted stock and the grant of performance shares, where the actual number of shares granted depends on future performance. At the present time, however, the Compensation Committee and the Board intend to apply the 2005 Plan to grant shares of restricted stock subject to certain vesting requirements to be determined by the Compensation Committee.

Purpose of the 2005 Plan

The purpose of the 2005 Plan is to secure for the Company the benefits arising from capital stock ownership by those employees and officers of the Company responsible for the Company’s future growth and continued success.

Administration of the 2005 Plan

The 2005 Plan provides that the selection of participants in the 2005 Plan, and the terms and conditions of each award, will be determined by the Board of Directors, the Compensation Committee or such other committee appointed by the Board of Directors, which will consist of at least two members of the Board of Directors. Each member of any such committee will be a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m). In adopting the 2005 Plan and submitting it to the stockholders for approval, the Board of Directors delegated its powers under the 2005 Plan to the Company’s Compensation Committee (the “Committee”), which satisfies those requirements. The Committee will have full power, discretion and authority to interpret, construe and administer the 2005 Plan, and all decisions, determinations or actions of the Committee pursuant to the 2005 Plan will be final and binding on all persons for all purposes. Stock issued pursuant to the Plan may be subject to such restrictions on transfer, vesting, repurchase rights or other restrictions as may be determined by the Board of Directors, which may also establish circumstances under which such conditions may be waived, including acceleration of vesting in the event of a change in control or in other circumstances as reflected in a particular Stock Restriction

Agreement. The Board or the Committee may delegate its powers as it deems appropriate, but may not delegate responsibility to make awards to executive officers, make awards intended to qualify as performance-based compensation for purposes of Section 162(m) or certify the satisfaction of performance objectives for purposes of Section 162(m). Section 162(m) limits the deductibility to the employer of certain compensation to executive officers unless the compensation is deemed to be “performance-based.”

Eligibility

All officers and employees of the Company and any parent or subsidiaries of the Company are eligible to receive awards under the 2005 Plan. At the present time, there is a total pool of approximately 700 persons who would technically be eligible to receive awards under the 2005 Plan. At this time, however, the Committee does not anticipate making awards to employees of subsidiaries except, in some cases, for high-level management of subsidiaries. Non-employee directors are not eligible to receive awards under the 2005 Plan.

Types of Awards that May Be Made Under the 2005 Plan

The 2005 Plan permits the grant of:

•	restricted stock;

•	authorization to purchase restricted stock; and

•	performance shares.

Shares Covered by the 2005 Plan; Limit on Awards

The 2005 Plan permits the granting of awards covering 250,000 shares of Company common stock (“Common Shares”). The Common Shares may be either authorized but unissued Common Shares or Common Shares purchased on the open market. Any shares that are reserved for performance shares that lapse, expire or are forfeited, and any unvested shares of restricted stock that are reacquired by the Company, may be available for subsequent awards under the 2005 Plan.

Restricted Stock Awards

Under the 2005 Plan, the Committee may award Common Shares as restricted stock. The terms of the particular award would be set forth in a Stock Restriction Agreement authorized by the Committee. There would be a restriction period during which transfer of the Common Shares would be limited. The award could also be subject to vesting, with unvested Common Shares subject to forfeiture in the event the recipient ceases to remain in the employ of the Company prior to vesting. If the recipient’s employment terminates during the vesting period, the recipient would be required to return the unvested Common Shares to the Company. However, the Committee may provide complete or partial exceptions to this requirement, as it deems equitable. Vesting can be accelerated in certain circumstances. The recipient could not dispose of the Common Shares prior to the expiration of the restriction period. During this period, the recipient would be entitled to vote the Common Shares and, at the discretion of the Committee, receive dividends. Each certificate would bear a legend giving notice of the restrictions in the grant.

Under the 2005 Plan, the Committee also may authorize the sale of Common Shares to the employee in lieu of a grant, which Common Shares would be subject to a Stock Restriction Agreement with such conditions as may be authorized by the Committee.

Performance Shares and Goals

Performance shares are rights to receive cash or Common Shares (or a combination of cash and Common Shares), as determined by the Committee, on the achievement of certain performance goals over a specified performance period.

The Committee determines the performance objectives of awards of performance shares. Performance objectives may vary for participants and groups of participants and are based on the performance goals that the Committee deems appropriate. The performance period and goals will be determined by the Committee prior to or reasonably promptly after the commencement of any performance period, but no later than the earlier of (i) ninety days after the commencement of the performance period or (ii) the day prior to the date on which 25 percent of the performance period has elapsed.

Performance goals may be expressed in terms of any of the following business criteria: net income; earnings per share; operating income; operating cash flow; earnings before income taxes and depreciation; earnings before interest, taxes, depreciation and amortization; increases in operating margins; reductions in operating expenses; sales growth in sales or return on sales; total stockholder return; return on equity; return on total capital; return on invested capital; return on assets; economic value added; cost reductions and savings; increase in surplus; and productivity improvements.

A performance goal may also be based on an executive’s attainment of personal objectives with respect to the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long-term business goals. Performance goals may be measured on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures.

Following the completion of each performance period, the Committee will certify in writing as to whether the performance goals and other material terms of the performance award have been achieved or met. Unless the Committee determines otherwise, performance awards will not be settled until the Committee has made this certification.

The Committee may reduce or eliminate performance awards for any employee for any reason. To the extent necessary to preserve the intended economic effects of the 2005 Plan, the Committee may also adjust the performance objectives or awards to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, (iii) a partial or complete liquidation of the Company or a subsidiary or (iv) a change in accounting or other relevant rules or regulations; provided, however, that no such adjustment may be made if it would cause the awards to fail to qualify as performance-based.

The Committee may structure the performance share awards as restricted stock units or any substantially similar instrument evidencing the right to receive a share of stock, or a cash payment equal to the fair market value of a share of stock, at some future date upon the lapse of the applicable restrictions established by the Committee or upon the satisfaction of any applicable performance goals established by the Committee hereunder.

Benefit Recapture

To the extent provided in a recipient’s particular Award agreement, the 2005 Plan provides that if a recipient terminates employment and becomes employed by a competitor of the Company within a year after the date of the receipt of any Award, the recipient is to pay to the Company an amount equal to the value of the Award measured by the amount reported as taxable compensation to the recipient by the Company for federal income tax purposes, without regard to any subsequent fluctuation in the market price of the shares of Common Stock of the Company. The grant of Awards is subject to the satisfaction of the following by the recipient: (i) the recipient is to refrain from engaging in any activity that in the opinion of the Board of Directors is competitive with any activity of the Company, (ii) the recipient is to refrain from otherwise acting in a manner inimical or in any way contrary to the best interests of the Company, and (iii) the recipient is to furnish the Company such information with respect to the satisfaction of the foregoing as the Board of Directors may reasonably request.

Amendment or Termination of the 2005 Plan

The Board of Directors may at any time and from time to time modify or amend the 2005 Plan in any respect. The termination or any modification or amendment of the 2005 Plan shall not, without the consent of a recipient of any award, affect such recipient’s rights under any award previously granted. With the consent of the affected participant except where consent is not required under the 2005 Plan, the Board of Directors may amend outstanding award agreements relating to any award in a manner not inconsistent with the 2005 Plan. The Board of Directors hereby reserves the right to amend or modify the terms and provisions of the 2005 Plan and of any outstanding awards to the extent necessary to qualify any or all awards under the 2005 Plan for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded under any applicable provisions of the Code at the time or to avoid any penalties thereunder, including any amendments that may be required under Section 409A of the Code in respect of deferred compensation. However, no amendment shall, without the affirmative vote of a majority of the Company’s shares present or represented at any meeting of the Company’s stockholders, (a) alter the group of persons eligible to participate in the 2005 Plan, or (b) except with respect to a recapitalization or a Reorganization increase the maximum number of Company Shares that are available for awards under the 2005 Plan.

Change in Control

The issuance of shares under the 2005 Plan are subject to certain change of control provisions as detailed in an exhibit to this Report on Form 8-K.

A more detailed summary of the material features of the 2005 Plan is set forth in the Company’s proxy statement for the 2005 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 13, 2005. The summary in the proxy statement and the description of the 2005 Plan contained herein are qualified in their entirety by reference to the full text of the 2005 Plan which was attached as Appendix A to the proxy.

Also on May 18, 2005 following shareholder approval of the 2005 Plan, the Compensation Committee approved grants of restricted stock under the 2005 Plan to the following named executive officers:

Named Executive Officers	Number of Restricted Shares
Michael Prior	13,000
Steven Parrish	8,000
Douglas Minster	3,000

The Compensation Committee also approved grants in the aggregate of 1,500 shares of restricted stock to several other employees of the Company. All of the shares approved on May 18, 2005 vest in three equal installments with the first installment vesting on the date of grant. The second and third installments vest on January 1, 2007 and January 1, 2008, respectively.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10-a	Definition of Change of Control

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

By:	/s/ MICHAEL T. PRIOR
Chief Financial Officer

May 24, 2005